UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             ----------------------


                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported): October 25, 2005

                          MONARCH CASINO & RESORT, INC.
             (Exact name of registrant as specified in its charter)


          NEVADA                     0-22088                  88-0300760
(State or other jurisdiction       (Commission             (I.R.S. Employer
      of incorporation)             File Number)          Identification No.)


     1175 W. Moana Lane, Suite 200
            Reno, NEVADA                                          89509
(Address of Principal Executive Offices)                        (Zip Code)



                                 (775)825-3355
              ----------------------------------------------------
              (Registrant's telephone number, including area code)

                                 NOT APPLICABLE
              ----------------------------------------------------
          (Former name or former address, if changed since last report)





ITEM 2.02 Results of Operations and Financial Condition

     On October 25, 2005, Monarch Casino & Resort, Inc. (the "Company") issued a press release reporting the Company's financial results for the third quarter ended September 30, 2005. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.



ITEM 9.01  Financial Statements and Exhibits

     (c) EXHIBITS

         99.1  Text of press release dated October 25, 2005.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          MONARCH CASINO & RESORT, INC.


Date:    October 28, 2005              By: /s/ Ben Farahi
                                              -------------------------------
                                       Name:   Ben Farahi
                                       Title:  Chief Financial Officer,
                                               Treasurer and Secretary

                                                                  Exhibit 99.1

                                PRESS RELEASE

         MONARCH CASINO & RESORT, INC. ANNOUNCES ALL-TIME RECORD QUARTER

            - EBITDA (1) IMPROVES 22.2%; NET INCOME INCREASES 27.6% -

     RENO, NV-October 25, 2005- Monarch Casino & Resort, Inc. (Nasdaq: MCRI) (the "Company"), owner of the Atlantis Casino Resort in Reno, Nevada, today announced an all-time quarterly record for its third quarter ended September 30, 2005.

     The Company reported 2005 third quarter EBITDA (1), of $13.3 million, a new all-time Company quarterly record and a 22.2% improvement over the $10.9 million EBITDA (1) in the 2004 third quarter. The improvement was driven by record net revenue and improved operating margins and beat published consensus analysts' estimates of $12.0 million. Net revenues at the Company's Atlantis Casino Resort were $38.3 million during the quarter, a 9.4% increase from $35.1 million during the same period in 2004. The record net revenues were driven primarily by a 12.2% increase in casino revenues, which reached an all-time Company quarterly record of $25.4 million during the three months ended September 30, 2005. Hotel revenues increased 3.9%, food and beverage revenues improved 4.9% and other revenue centers grew 19.3% in the third quarter of 2005 compared to the third quarter of 2004. The 9.4% increase in net revenues, combined with across-the-board operating margin improvements and an increase of only 3.6% in operating costs and expenses, led to a 26.6% increase in income from operations for the three months ended September 30, 2005, as compared to the same period in 2004.

     Net income for the 2005 third quarter was a record $7.1 million, a 27.6% increase from net income of $5.6 million for the same period a year earlier and translated into earnings per diluted share (EPS) of $0.37 versus $0.30 for the same period last year. The Company's third quarter 2005 EPS of $0.37 beat published consensus analysts' estimates of $0.33. During the 2005 third quarter, the Company achieved 71.2% flow through of incremental net revenue to income from operations leading to an operating margin of 29.1% for the period, compared to 25.1% during last year's third quarter.

     Monarch's CEO and Co-Chairman John Farahi commented on the Company's third quarter performance: "I believe our record results stem from a confluence of favorable factors. The vitality of our market manifested by the area's strong economy and continuing population growth combined with our great location and product drives these remarkable numbers. Our management team has done a superb job taking advantage of these opportunities."

     Mr. Farahi continued: "Our improving balance sheet also opens the possibilities for new growth opportunities for Monarch which includes current planning for the next phase of our expansion at Atlantis." During the third quarter, the Company reduced the unpaid principal balance under its credit facility, bringing its outstanding balance to $11.9 million at September 30, 2005 from $32.4 million at December 31, 2004.

     Monarch Casino & Resort, Inc., through its wholly-owned subsidiary, owns and operates the tropically-themed Atlantis Casino Resort in Reno, Nevada.
The Atlantis is the closest hotel-casino to, and is directly across the street from, the Reno-Sparks Convention Center. The Atlantis is recognizable due to its Sky Terrace, a unique structure rising approximately 55 feet from street level and spanning 160 feet across Virginia Street with no intermediate support pillars. The Sky Terrace connects the Atlantis to a 16-acre parcel of land owned by the Company, that is compliant with all casino zoning requirements and is suitable and available for future expansion of the Atlantis facilities and is currently being used by the Company as additional paved parking for the Atlantis. The existing Atlantis site offers almost 1,000 guest rooms in three contiguous high-rise hotel towers and a motor lodge. The tropically-themed Atlantis features approximately 51,000 square feet of high-energy casino space with 38 table games and approximately 1,450 slot and video poker machines, a sports book, Keno and a poker room, and offers a variety of dining choices in the form of nine high-quality food outlets.

     This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934 which are subject to change, including, but not limited to, comments relating to (i) future operating performance, (ii) future convention business, and (iii) the financial benefits that may result from future operations. The actual results may differ materially from those described in any forward-looking statements. Additional information concerning potential factors that could affect the Company's financial results is included in the Company's Securities and Exchange Commission filings, which are available on the Company's web site.

Contacts: Ben Farahi at (775) 825-3355 or benfarahi@monarchcasino.com
         Karl G. Brokmann at (775) 825-3355 or kbrokmann@monarchcasino.com

For additional information including artist renditions and photographs, visit Monarch's web site at monarchcasino.com.

(1) "EBITDA" consists of net income plus provision for income taxes, interest and stockholder guarantee fee expense, and depreciation and amortization. EBITDA should not be construed as an alternative to operating income (as determined in accordance with generally accepted accounting principles) as an indicator of the Company's operating performance, or as an alternative to cash flows from operating activities (as determined in accordance with generally accepted accounting principles) as a measure of liquidity. This item enables comparison of the Company's performance with the performance of other companies that report EBITDA, although some companies do not calculate this measure in the same manner and therefore, the measure as presented may not be comparable to similarly titled measures presented by other companies.

                        MONARCH CASINO & RESORT, INC.
                  CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                                  (UNAUDITED)

                                             Three Months Ended           Nine Months Ended
                                                September 30,                September 30,
                                         --------------------------   --------------------------
                                             2005          2004           2005          2004
                                         ------------  ------------   ------------  ------------
                                          (Unaudited)   (Unaudited)    (Unaudited)   (Unaudited)
Revenues
  Casino................................ $ 25,397,320  $ 22,642,767   $ 70,322,452  $ 63,490,456
  Food and beverage.....................   10,164,356     9,689,843     28,595,670    27,956,559
  Hotel.................................    7,296,627     7,021,432     18,668,109    18,974,036
  Other.................................    1,272,052     1,066,081      3,460,808     2,874,923
                                         ------------  ------------   ------------  ------------
     Gross revenues.....................   44,130,355    40,420,123    121,047,039   113,295,974
  Less promotional allowances...........   (5,782,463)   (5,359,370)   (16,154,058)  (15,035,242)
                                         ------------  ------------   ------------  ------------
     Net revenues.......................   38,347,892    35,060,753    104,892,981    98,260,732
                                         ------------  ------------   ------------  ------------
Operating expenses
  Casino................................    8,189,181     7,870,607     23,676,274    22,977,956
  Food and beverage.....................    4,862,299     4,912,576     14,030,259    14,122,051
  Hotel.................................    2,024,190     1,949,466      5,863,026     6,006,341
  Other.................................      354,625       352,855        999,689     1,047,509
  Selling, general, and administrative..    9,640,312     9,117,102     28,222,479    25,972,178
  Gaming development expense............       13,382            -         274,090            -
  Depreciation and amortization.........    2,113,060     2,047,706      6,251,172     7,687,196
                                         ------------  ------------   ------------  ------------
     Total operating expenses...........   27,197,049    26,250,312     79,316,989    77,813,231
                                         ------------  ------------   ------------  ------------
     Income from operations.............   11,150,843     8,810,441     25,575,992    20,447,501

Other expense
  Interest expense......................     (301,629)     (333,483)      (890,966)   (1,125,121)
  Stockholder guarantee fee expense.....           -             -              -       (136,164)
                                         ------------  ------------   ------------  ------------
     Total other expense................     (301,629)     (333,483)      (890,966)   (1,261,285)
                                         ------------  ------------   ------------  ------------
     Income before income taxes.........   10,849,214     8,476,958     24,685,026    19,186,216
Provision for income taxes..............    3,762,000     2,924,520      8,550,000     6,523,520
                                         ------------  ------------   ------------  ------------
     Net income.........................  $ 7,087,214  $  5,552,438    $16,135,026  $ 12,662,696
                                         ============  ============   ============  ============

  Earnings per share of common stock
   Net income
    Basic...............................  $      0.38  $       0.30    $      0.86  $       0.68
    Diluted.............................  $      0.37  $       0.30    $      0.85  $       0.67
  Weighted average number of common
    shares and potential common
    shares outstanding
      Basic.............................   18,867,748    18,777,844     18,840,034    18,737,648
      Diluted...........................   19,103,711    18,817,744     19,082,667    18,794,422

                        MONARCH CASINO & RESORT, INC.
                    CONDENSED CONSOLIDATED BALANCE SHEETS

                                                    September 30,    December 31,
                                                        2005             2004
                                                    -------------    -------------
                                                     (Unaudited)
                      ASSETS

Current assets
  Cash............................................  $  10,933,455    $  11,814,778
  Receivables, net................................      2,985,691        2,959,894
  Federal income tax refund receivable............             -           493,797
  Inventories.....................................      1,277,645        1,452,696
  Prepaid expenses................................      2,515,396        2,346,242
  Deferred income taxes...........................      1,115,719        1,115,719
                                                    -------------    -------------
     Total current assets.........................     18,827,906       20,183,126
                                                    -------------    -------------
Property and equipment
  Land............................................     10,339,530       10,339,530
  Land improvements...............................      3,166,106        3,226,913
  Buildings.......................................     78,955,538       78,955,538
  Building improvements...........................     10,269,844        7,524,680
  Furniture and equipment.........................     66,686,391       65,146,594
  Leasehold improvement...........................      1,346,965        1,346,965
                                                    -------------    -------------
                                                      170,764,374      166,540,220
  Less accumulated depreciation and amortization..    (74,114,213)     (68,791,045)
                                                    -------------    -------------
     Net property and equipment...................     96,650,161       97,749,175
                                                    -------------    -------------
Other assets, net.................................        269,524          406,620
                                                    -------------    -------------
     Total assets.................................  $ 115,747,591    $ 118,338,921
                                                    =============    =============

       LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
  Current maturities of long-term debt............  $          -     $          -
  Accounts payable................................      7,351,459        5,747,775
  Accrued expenses................................      6,782,698        7,918,299
  Federal income taxes payable....................      1,207,203               -
                                                    -------------    -------------
     Total current liabilities....................     15,341,360       13,666,074

Long-term debt, less current maturities...........     11,900,000       32,400,000
Deferred income taxes.............................      6,035,507        6,509,505

Commitments and contingencies.....................

Stockholders' equity
  Preferred stock, $.01 par value, 10,000,000
   shares authorized; none issued.................             -                -
  Common stock, $.005 par value, 30,000,000
   shares authorized; 19,072,550 shares issued;
   18,868,146 outstanding at 09/30/2005,
   18,812,448 outstanding at 12/31/2004...........         95,363           95,363
  Additional paid-in capital......................     17,831,307       17,463,272
  Treasury stock,
   204,404 shares at 09/30/2005, 260,102 shares
   at 12/31/2004, at cost.........................       (749,831)        (954,152)
  Retained earnings...............................     65,293,885       49,158,859
                                                    -------------    -------------
     Total stockholders' equity...................     82,470,724       65,763,342
                                                    -------------    -------------
     Total liabilities and stockholders' equity...  $ 115,747,591    $ 118,338,921
                                                    =============    =============

                                     -7-



                        MONARCH CASINO & RESORT, INC.
                  RECONCILIATION OF NET INCOME TO EBITDA (1)


                                       Three Months Ended           Nine Months Ended
                                          September 30,               September 30,
                                     -----------------------     ------------------------
                                        2005        2004            2005         2004
                                     (unaudited) (unaudited)     (unaudited)  (unaudited)
                                     ----------- -----------     -----------  -----------
Net income.........................  $ 7,087,214 $ 5,552,438     $16,135,026  $12,662,696
Adjustments:
  Provision for income taxes.......    3,762,000   2,924,520       8,550,000    6,523,520
  Stockholder guarantee fee expense           -           -               -       136,164
  Interest expense.................      301,629     333,483         890,966    1,125,121
  Depreciation and amortization....    2,113,060   2,047,706       6,251,172    7,687,196
                                     ----------- -----------     -----------  -----------
EBITDA (1)                           $13,263,903 $10,858,147     $13,827,164  $28,134,697
                                     =========== ===========     ===========  ===========


(1) "EBITDA" consists of net income plus provision for income taxes, interest and stockholder guarantee fee expense, and depreciation and amortization. EBITDA should not be construed as an alternative to operating income (as determined in accordance with generally accepted accounting principles) as an indicator of the Company's operating performance, or as an alternative to cash flows from operating activities (as determined in accordance with generally accepted accounting principles) as a measure of liquidity. This item enables comparison of the Company's performance with the performance of other companies that report EBITDA, although some companies do not calculate this measure in the same manner and therefore, the measure as presented may not be comparable to similarly titled measures presented by other companies.

























                                     -8-